EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes Oxley Act of 2002

In connection with the Annual Report of Eco-Stim Energy Solutions, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alexander Nickolatos, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2018	/s/ Alexander Nickolatos
Alexander Nickolatos
Chief Financial Officer